Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Event Date/Time: Sep. 06. 2007 / 9:30 AM CT

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Sep. 06. 2007 / 9:30 AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

CORPORATE PARTICIPANTS

Bill Walljasper

Casey’s General Stores - CFO

CONFERENCE CALL PARTICIPANTS

Chuck Cerankosky

FTN Midwest - Analyst

Patrick Forkin

Tejas Securities Group - Analyst

Mark Husson

HSBC - Analyst

Anthony Lebiedzinski

Sidoti & Company - Analyst

Eugene Park

Friedman, Billings, Ramsey - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen, and welcome to the first quarter 2008 Casey’s General Stores earnings conference call. My name is Carol and I will be your coordinator for today. At this time, all participants in listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the call over to Bill Walljasper. Please proceed, sir.

Bill Walljasper - Casey’s General Stores - CFO

Good morning and thank you for joining us to discuss Casey’s results for the first quarter of fiscal 2008, ended July 31st. I’m Bill Walljasper, Chief Financial Officer, Ron Lamb, Chairman of the Board and Robert Myers, President and Chief Executive Officer, are also here. I hope all of you have had the opportunity to see the press release. If you haven’t, please let me know and I will make sure a copy is forwarded to you. Before I begin, I will remind that you certain statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As discussed in the press release in 2007 annual report, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

I will take a few minutes to summarize the quarter and then open for questions. As most of have you seen, the Company had a record quarter with earnings per share from continuing operations of $0.59, compared to $0.34 a year ago. The primary reason for the earnings increase was due to the higher than normal gasoline margin and strong sales inside the store. During the quarter we experienced a declining trend in wholesale costs combined with a more favorable retail pricing margin. This resulted in a margin of $0.158 per gallon, well above the $0.098 margin we experienced a year ago. Gross profit in this category was up over 73% to $49.5 million. The average retail price of gasoline in the quarter was nearly $3.00 a gallon, compared to $2.75 a year ago. As a result of the higher retail prices, we did experience some elasticity in demand with gasoline. Late in the quart we did see a decline in retail prices during which time we experienced a more normalized gallon growth environment. This trend continued into August. We also have seen an increase in wholesale costs in the past month, bringing our gasoline margin down from the record high results of the first quarter.

In the grocery and other merchandise category, sales continue to be solid and the overall margin is improving. For quarter, total sales were up 15.4%, to $259.8 million. Same-store sales rose 9.1%, with an average margin of 34%, up 170 basis points from the same period a year ago. The

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Sep. 06. 2007 / 9:30 AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

performance in the category is related to increased sales in higher margin items such as bottled water, sports drinks and energy drinks. We also experienced a substantial margin gain in the cigarette area as we saw the cigarette pack contribution increase from 60% in the first quarter last year, to 65% in the current period. We are very pleased with the gains that we have been able to achieve in the grocery and other merchandise category, especially in light of the higher retail gasoline market. Total gross profit inside the store was up over 18%, with same-store customer count up 3%.

The prepared food and fountain category continues to perform exceptionally well. Total sales are up 14.9% to $75.4 million for the quarter. Same-store sales in the first quarter up 9.5%, which was on top of the 9.5% increase a year ago. The sales increase was driven by a continued emphasis on having the right product out in the warmers at the right time of day. We also continue to experience strong double digit sales increases in the fountain area due to the rollout of the dual cola program a year ago. The prepared food margin was down 120 basis points to 61.7%. This was caused by numerous cost increases that began at the first of the calendar year in the fountain and coffee area. Beginning in July over the last several months we have taken a series of price increases primary in the pizza and coffee area. On an annualized basis, these price increases will represent approximately 3 to 4%.

Despite the margin shortfall, the gross profit dollars were up nearly 13% to $46.5 million, sales continue to be strong in August. Our goal for operating expenses is to hold the expense increase to no more than increase in gross profit. The total gross profit was up 29.5%, while operating expenses grew 21.3%. Of this operating expense increase, nearly 3% was related to additional incentive pay as a result of the record quarter and 2% was related to the large health insurance claims indicated in the press release. Also, credit card transactions were up 34% contributing to a $2.5 million increase in credit card fees. Our balance sheet continues to be strong. At the end of the quarter, cash and cash equivalents were $131.9 million, and shareholders equity rose to nearly $600 million, up $27.1 million from the end of the fiscal year.

We continue to pay down debt. Long-term debt net of (inaudible) maturities was down $12.1 million to $187.4 million. At the end of the quarter our average long-term debt to average total capital ratio was about 27%. On income statement, total revenue was up 16.8% to $1.3 billion, driven by strong sales increases in the categories that I mentioned previously. The effective tax rate was 37.7%. We generated $62 million of cash flow from operations, up from $15.7 million a year ago, and capital expenditures were $23.5 million. We expect capital expenditures to increase in the upcoming quarters as we anticipate closing on more acquisitions. This quarter we did not open any new store constructions. We completed two acquisitions, and have written agreements to purchase five more. However, going forward, we remain optimistic that there are substantial acquisition opportunities available and we will continue our disciplined approach in pursuing those opportunities. Our store count at the end of this quarter was 1,448 corporate stores and 15 franchise stores. That completes my review of the quarter. We will now take your questions.

QUESTION AND ANSWER

Operator

Thank you, sir. (OPERATOR INSTRUCTIONS) And your first question comes from the line of Chuck Cerankosky from FTN Midwest. Please proceed.

Chuck Cerankosky - FTN Midwest - Analyst

Hello. Good morning, everyone.

Bill Walljasper - Casey’s General Stores - CFO

Chuck, can you hear me all right?

Chuck Cerankosky - FTN Midwest - Analyst

Can you hear me all right?

Bill Walljasper - Casey’s General Stores - CFO

I can.

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Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Chuck Cerankosky - FTN Midwest - Analyst

Okay, Bill, a couple of questions. One, could you elaborate a little bit more on the August gas cost trends and margin relative to your gas margin target, and then with regard to the price increases in the—with regard to the price increases you have taken in the prepared foods area, how are you viewing those in terms of rising costs going forward? Do you expect additional price increases to be necessary or do you think you will get it all in one shot, but then I’m thinking as the price increases flow through, we might be looking at a gross margin detriment in prepared foods.

Bill Walljasper - Casey’s General Stores - CFO

I will take your gas question first, Chuck. Obviously, the $0.158 gasoline margin was a record high for us. Certainly was an anomaly. We just have the environment that was just right for that type of opportunity. As I alluded to, in first quarter, for the most part, the trend of wholesale gasoline costs were declining, and what we saw was a relative amount of stability in the retail price. It did come down for the wholesales and obviously we spread our gasoline margin to the level indicated. Now we have seen the wholesale costs in the month of August, and at least through this conference call, continue to be relatively volatile but have been on an a more upward trend. Certainly that 15.8 is not going to be a sustainable number and certainly wouldn’t want to give that indication. We have come off that $0.158 gasoline margin. We’ll probably be closer to the historical goal than we will be to 15.8. We will elaborate more on that next week when we release the same store sales.

With respect to your second question, Chuck, on prepared foods, as you know, we are locked into the price of cheese on a forward buy through the end of the calendar year. Currently the cost of cheese is relatively high, however, it’s a cyclical product and it tends to come down after the school year starts, towards the end of September. We are hopeful that that cycle will happen for us. As far as the price increases that we have taken, as to whether or not they are going to cover additional cost increases, we are hopeful that they will. However, we are certainly poised for the opportunity for additional price increases, should the opportunity warrant that. And that might be dependent upon where the cheese costs head us into the calendar year.

Chuck Cerankosky - FTN Midwest - Analyst

So the deal would be to monitor what your margins are and act accordingly?

Bill Walljasper - Casey’s General Stores - CFO

We certainly—obviously we have taken some proactive approaches in the series of price increases. The first series went out, began July 1st and that was primarily in the pizza category. But then again on September 1st, we did take some increases in the coffee area to offset some of those cost increases I mentioned.

Chuck Cerankosky - FTN Midwest - Analyst

Okay. And back to the gas one more time. Do you expect the August margins to be above the $0.107 goal?

Bill Walljasper - Casey’s General Stores - CFO

I will have to wait and defer that to the 8-K that we are going to file hopefully next week.

Chuck Cerankosky - FTN Midwest - Analyst

All right. Thank you.

Operator

And your next question comes from the line of Patrick Forkin with Tejas Securities. Please proceed.

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Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Patrick Forkin - Tejas Securities Group - Analyst

Good morning. Congratulations on a really nice quarter.

Bill Walljasper - Casey’s General Stores - CFO

Thanks, Patrick.

Patrick Forkin - Tejas Securities Group - Analyst

And by the way, I have been following the Company for years. You guys should be commended with the consistent same-store sales growth you have inside the store there both in food and grocery. With respect to gasoline, did you guys do anything different in the quarter with respect to your price leadership in the markets that you sell into?

Bill Walljasper - Casey’s General Stores - CFO

Patrick, we did not. We still maintained our pricing philosophy of pricing with the competition. Really what happened, as I alluded to, and some of this will be a little bit repetitive, but over the last probably 10 to 12 months prior to this environment, the—there was quite a bit of pressure on the margin with gasoline. And we were experiencing that. If you look back at our first and second quarters, even the third quarter of last year, there was a fair amount of pressure on the gasoline margin. There was also pressure with the smaller operators as well. So I think what is happening here is there’s an opportunity to—to get back some of that lost gross profit from prior quarters and since we priced with the competition, we certainly have benefited from that type of environment.

Patrick Forkin - Tejas Securities Group - Analyst

Okay.

Bill Walljasper - Casey’s General Stores - CFO

(inaudible) in our process.

Patrick Forkin - Tejas Securities Group - Analyst

Okay. We did a survey of pricing in a number of markets and noticed that your premium unleaded gasoline is usually about $0.10 a gallon less than regular unleaded. What are the dynamics that lead to that?

Bill Walljasper - Casey’s General Stores - CFO

Yes, it’s usually the process uses an ethanol blend that is causing that.

Patrick Forkin - Tejas Securities Group - Analyst

So you are using the ethanol blend in the premium unleaded then?

Bill Walljasper - Casey’s General Stores - CFO

Yes, in the super unleaded that’s an E-10 product. Yeah, and the cost of that ethanol blend is going to be the street buyer for us. I think there might be some confusion on—we basically sell two brands of gasoline and E-10 product which is our super unleaded and I think that’s what you refer to when you say premium. We also sell a premium brand gasoline in a number of stores where it makes sense for us to do so. So I want to make sure that we are on the same page there.

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Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Patrick Forkin - Tejas Securities Group - Analyst

That makes sense. How much control do you have over discretionary blending, with respect to ethanol. What is your overall philosophy?

Bill Walljasper - Casey’s General Stores - CFO

All of our stores sell an E-10 blend and have been for quite sometime. The main products that we sell is the 89 product, which is the E-10. We also sell the clear product which is the 87 octane. In some locations where it makes sense, we do sell a premium brand of gasoline and also diesel.

Patrick Forkin - Tejas Securities Group - Analyst

Are you guys doing with E-85 or have any plans to do anything with E85?

Bill Walljasper - Casey’s General Stores - CFO

Right now currently we have no locations that sell E-85. Should the demand increase for that product, we will certainly have to reconsider putting that into our mix. Right now we don’t have plans to introduce that.

Patrick Forkin - Tejas Securities Group - Analyst

Very good. Thank you.

Bill Walljasper - Casey’s General Stores - CFO

Thanks, Patrick.

Operator

Your next question comes from the line of Anthony Lebiedzinski with Sidoti & Company. Please proceed.

Bill Walljasper - Casey’s General Stores - CFO

Hi, Anthony. How are you?

Operator

Unfortunately, sir, Anthony dropped out of the queue.

Bill Walljasper - Casey’s General Stores - CFO

I’m sure he will come back. Let’s take the next question, Carol.

Operator

The next question comes from Mark Husson with HSBC. Please proceed.

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Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Mark Husson - HSBC - Analyst

Good morning. Excellent quarter. I wanted to ask about cigarettes and you had mentioned something about tax and margin. I wasn’t sure what you were trying to get at and also secondly, sometimes you can tell a bit about what’s happening with the consumer economy by have people moved away from cartons on to singles and so on in that area. Maybe you could tell us about cigarette profitability, given changes in some of these discounts they are giving out.

Bill Walljasper - Casey’s General Stores - CFO

Exactly. Great question, Marc. The intent of that comment is this, we look very closely at the packet carton distribution in cigarettes. There’s a significant difference in the margin from selling a pack of cigarettes to a carton of cigarettes. In the first quarter of last year, we sold approximately 60% of packs, 40% cartons. That shifted in the first quarter of this year to 65% pack, roughly 35% carton. Therefore we should see a margin expansion in the cigarette category. Actually the cigarette category was up over 160 basis points. Also the state minimums in the state of Iowa were raised in conjunction with their tax increase back in March. Again, so we are actually getting more margin on now the cartons in the state of Iowa than we have in the past. And you’re exactly right, when retail prices increase, the consumer behavior has a tendency to move away from the cartons and go to pack purchasing. That’s exactly what we saw after—subsequent to that Iowa state tax increase.

Mark Husson - HSBC - Analyst

Okay. And what effect did the raising of the—but I guess overall, that must help comp store sales as well, does it?

Bill Walljasper - Casey’s General Stores - CFO

Yes, same-store sales in cigarettes were very strong. Now, that’s on a retail basis, obviously. Now unit volumes are off slightly. When you look at unit volumes, they were off slightly.

Mark Husson - HSBC - Analyst

So on the retail side, excluding gas and obviously excluding prepared food, did that help comps by a blended 1 or 2%or something like that?

Bill Walljasper - Casey’s General Stores - CFO

You mean the cigarettes?

Mark Husson - HSBC - Analyst

Yeah.

Bill Walljasper - Casey’s General Stores - CFO

I don’t have a number exactly for you but intuitively that’s going to help your comps. When you look the grocery and general merchandise category, there are really two subcategories that really have a tendency to drive that number. Cigarettes would be one of those and also what we call the grocery line would be the other. I talked about both of those in the onset and obviously we are see something strong sales movement within the bottled water, sports drinks, energy drinks. Those are a major component of the grocery line and then in conjunction with that, you are seeing cigarette same-store sales to be very strong. So to answer your question, both of those are driving that 9.1% same-store number. But to get a 9.1% same-store number—

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Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Mark Husson - HSBC - Analyst

Everything is going well.

Bill Walljasper - Casey’s General Stores - CFO

Everything is going on the right track for us in that category.

Mark Husson - HSBC - Analyst

And finally, was there any weird weather in the quarter?

Bill Walljasper - Casey’s General Stores - CFO

Outside of the fact that it was extremely hot—I don’t know about in your area, Mark, it was a very hot summer for us. And that certainly helped drive some of the sales in the bottled water and the sports drinks.

Mark Husson - HSBC - Analyst

Thanks. That’s very helpful. Thank you very much.

Bill Walljasper - Casey’s General Stores - CFO

You’re welcome.

Operator

Your next question comes from the line of Anthony Lebiedzinski.

Anthony Lebiedzinski - Sidoti & Company - Analyst

I don’t know what happened. For some reason I was cut off. I was hoping that you guys could just quantify a little bit as far as how your gas margin trends were by month during the quarter and obviously we already heard your commentary regarding August. So if you could just maybe give us a little bit more detail about the gas margin trends.

Bill Walljasper - Casey’s General Stores - CFO

I’m not going to dive into a month-by-month analysis. I can tell you for to us get a $0.158 gasoline margin, we saw strong margin activity every month of the quarter. But I would leave it at that and not break it down on to—excuse me, every month of the quarter. I’m not going to break it down month by month at this point. Now as far as maybe following up on my earlier comments about the month of August, certainly the wholesale costs have been rising and we are coming off that $0.158 gasoline margin. And as far as my comment about whether we are in line with the historical average, above or below, I am going to defer that comment until the same-store sales are released for the month of August. But certainly we are going to be closer to the 10.7 historical average than we are the 15.8.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay. That sounds fair. And as far as the acquisitions it looks like you only did just a couple—I was a little bit surprised by the lack of acquisitions. What’s going on in the market place? Are you just being disciplined as to how you approach it or are you—maybe you could just shed some more color on that?

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Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Bill Walljasper - Casey’s General Stores - CFO

Yes, we are always disciplined regardless of what the environment is. We are certainly looking to drive return on invested capital. We want to make the right decisions in purchasing. Now, if you look back at the conference call transcript from the last quarter, there was a comment in there. And it might have been your question, actually - on a sustained basis, some where around a 4% unit growth is probably a good way to look at us. But given the fact that we are growing primarily by acquisitions and it’s hard to really dictate when those are coming in, in one year, that could be 2 to 3%, and next year it could be 7 or 8%. You know, sometimes they come in bunches and sometimes, it’s spread out a little bit further. We still believe and are optimistic that there are ample opportunities out there and it’s just for us to go out and find those opportunities and continue pursuing that. Now, as I mentioned in the - in my call, we do have five written agreements. We also have a low double digit verbal agreements out there as well. So there’s activity going on there. So we’re still very optimistic. It will be a little bit more of a challenge to reach our goal in that category, but certainly not out of the realm possibility.

Anthony Lebiedzinski - Sidoti & Company - Analyst

And also, I’m curious, how many of your stores sell biodiesel? I noticed there’s a handful of your stores that sell them at this point. What are the margins compared to traditional diesel?

Bill Walljasper - Casey’s General Stores - CFO

Yeah, we just have a handful of stores that sell biodiesel and the margin activity would be similar to what diesel would be.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Mm-hmm. Okay. Just housekeeping question, can you just give us the share count at the end of the quarter?

Bill Walljasper - Casey’s General Stores - CFO

Sure. Basic shares 50628712.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Mm-hmm.

Bill Walljasper - Casey’s General Stores - CFO

And the diluted is 50845855.

Anthony Lebiedzinski - Sidoti & Company - Analyst

Okay. Great, thanks.

Bill Walljasper - Casey’s General Stores - CFO

You bet, Anthony.

Operator

(OPERATOR INSTRUCTIONS) And your next question comes from the line of Karen Short with Friedman, Billings, Ramsey. Please proceed.

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Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Eugene Park - Friedman, Billings, Ramsey - Analyst

Hi, this is actually [Eugene Park] on behalf of Karen. Do you have any thoughts on the fed situation as it relates to imposing a federal tax on cigarettes, and if so, to what degree and what are your thoughts on the impact on margins and sales.

Bill Walljasper - Casey’s General Stores - CFO

Well, this is a great question, Eugene. Certainly that’s out there pending. You know, ranging from a $0.60 to $0.65 per pack increase on a federal. What we saw - I can tell you this Eugene, what we saw when the state of Iowa increased their tax, they actually increased it by $1.00, we certainly saw a migration from our border counties in Iowa to the next state. Now, with the federal, it’s going to be the same across the board, so you won’t see that type of transgression. Now, as I mentioned earlier in I think Mark’s question, what we did experience also is the consumer behavior went from buying cartons to more packs because of the higher retail. I can’t say that will happen in this case, but I certainly think that it’s not going to be necessarily a detriment for us if that were to happen. We’re still seeing strong movement inside of the cigarette category. We have experienced a number of tax increases in the various states that we operate. We still see very strong same-store sale movement.

Eugene Park - Friedman, Billings, Ramsey - Analyst

Great. If I can follow up on interest expense, how should we think about it going forward? Is 1Q a good run rate to use?

Bill Walljasper - Casey’s General Stores - CFO

Repeat the last part of that for me, Eugene.

Eugene Park - Friedman, Billings, Ramsey - Analyst

Is the 1Q interest rate, interest amount a good run rate to use going forward?

Bill Walljasper - Casey’s General Stores - CFO

I’m glad you brought that up. That’s pretty intuitive. You saw the interest expense be relatively flat period-over-period. When you look at that, that’s netted against interest or interest income. Certainly we have some short-term cash investments that are doing very well for us. I would expect that to increase going forward. And it will depend upon a number of things, however. Right now we do have a fair amount of cash available for acquisition opportunities and any other type of opportunities. Right now we have that short-term investments gaining interest which is netted against that expense. Obviously, we are not going to have that. So I would probably look at that increasing over the next three quarters.

Eugene Park - Friedman, Billings, Ramsey - Analyst

Great and if I could just follow up with one more question. In terms of volatility in the wholesale market, I mean, are you seeing a higher than normal level recently? And sort of talk about the challenges to your business.

Bill Walljasper - Casey’s General Stores - CFO

No, I don’t think the volatility is anything out of the ordinary over the last three months that we haven’t seen in the past 12 months. There’s going to be volatility on a short-term basis for wholesale. It moves pretty quick up and down it’s not uncommon to see double digit moves in the wholesale cost, which typically correspond to double digit moves in the retail. It’s just part of that particular commodity, and we are fortunate that the retails were very stable in that first quarter and it gave us that opportunity to spread our margin. I would anticipate that volatility going forward.

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FINAL TRANSCRIPT

Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Eugene Park - Friedman, Billings, Ramsey - Analyst

Great. I will get back on queue. Thank you.

Operator

(OPERATOR INSTRUCTIONS) And your next question is a follow-up question from the line of Chuck Cerankosky. Please proceed.

Chuck Cerankosky - FTN Midwest - Analyst

Hi, Bill, a question about the prepared foods business. Are you rolling any new products out in that category or testing anything that you might want to share with us today?

Bill Walljasper - Casey’s General Stores - CFO

There’s not really any significant products that we have recently rolled out. I touched on the dual cola program we rolled out over a year ago. And I reason I brought that up is I just wanted to reiterate that even though we cycled that rollout, we are still seeing very strong double digit same-store sales movement with that particular area, prepared foods. So that wouldn’t really be a new category, but it continues to be very solid for us. We are always testing new products. The tests that we have, albeit in a very, very small amount of stores in the coffee area seems to be going very well for us. And that’s certainly going to be a point of emphasis as we go forward, looking to drive return on invested capitals, is trying to deploy extra shelf space allocation or square footage space allocation within the store to the right products. And one of the products happens to be the prepared food category as a whole. Really nothing new to report from the last quarter.

Chuck Cerankosky - FTN Midwest - Analyst

Okay. But coffee continues to be something you want to expand in?

Bill Walljasper - Casey’s General Stores - CFO

Certainly an area we are looking very strongly at.

Chuck Cerankosky - FTN Midwest - Analyst

Thank you very much. And by the way, it was a tremendous quarter.

Bill Walljasper - Casey’s General Stores - CFO

Thanks a lot, Chuck.

Operator

There are no additional questions at this time. I would now like to turn the call back over to Mr. Walljasper for closing remarks.

Bill Walljasper - Casey’s General Stores - CFO

Thank you, everybody, for joining us. As a reminder, same-store sales for August will be released next week, Thursday September 13th. Thank you very much and have a good day. Bye.

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FINAL TRANSCRIPT

Sep. 06. 2007 / 9:30AM CT, CASY - Q1 2008 Casey’s General Stores Earnings Conference Call

Operator

Thank you for joining in today’s conference. You may now disconnect and have a wonderful day.

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